Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-136744, No. 333-127778, No. 333-108561, No. 333-44437 and No. 333-15929) of our report dated April 15, 2010 with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries included in this Report (Form 10-K) for the period ended December 31, 2009.

/s/ Kirkland, Russ, Murphy & Tapp P.A.
Kirkland, Russ, Murphy & Tapp P.A.

Clearwater, Florida
April 15, 2010

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